As filed with the Securities and Exchange Commission on December 1, 2021
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERCOM LTD. (Exact name of registrant as specified in its charter)
Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Rothschild Street
Tel Aviv 6688106
Israel
+972-9-8890850
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SuperCom, Inc.
 200 Park Avenue South New
York, New York  10003
 (510) 505-2600 (phone)
(510) 505-2601 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sarit Molcho, Adv. S. Friedman & Co 2 Weizmann St. Tel Aviv 6133101, Israel +972-03-6931931	Sasha Ablovatskiy, Esq. Jonathan Shechter, Esq. Foley Shechter Ablovatskiy LLP 1180 Avenue of the Americas, 8th Floor New York, New York 10036 (212) 335-0466

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(2)
Ordinary Shares, par value NIS 0.25 per share
Warrants
Debt Securities
Subscription Rights
Units
Total	$10,000,000		$10,000,000	$927.00
__________________________
(1)
This Registration Statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the Registrant may from time-to-time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this Registration Statement will not exceed $10,000,000 or if the Registrant issues any debt securities at an original issuance discount, such greater amount as shall result in proceeds of $10,000,000 to the Registrant. The securities covered by this Registration Statement may be sold separately or as units with other classes of the registered securities. The securities covered by this Registration Statement also include such indeterminate numbers of ordinary shares and amount of debt securities as may be issued upon conversion of, or exchange for, debt securities or that provide for conversion or exchange, upon exercise of warrants or subscription rights or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and in accordance with the Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3)
The proposed maximum offering price of any class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of such securities and is not specified as to the securities pursuant to General Instruction II.C. of Form F-3, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 1, 2021

PROSPECTUS

$10,000,000 of
Ordinary Shares, Warrants,
Debt Securities, Subscriptions Rights and/or Units
Offered by the Company

SUPERCOM LTD.

We may offer to the public from time to time in one or more series or issuances ordinary shares, warrants, debt securities, subscription rights and/or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, debt securities, subscription rights and/or units collectively as “securities” in this prospectus. Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SPCB.” The last reported sale price for our ordinary shares on November 30, 2021 as quoted on the NASDAQ Capital Market was $0.6879 per share.

The securities will have a total public offering price not to exceed $10,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer and/or sell these securities, through public or private transactions, directly to our shareholders or to purchasers or through agents on our behalf or through underwriters, agents or dealers, on or off the NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 10.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SPCB.” The last reported sale price for our ordinary shares on November 30, 2021 as quoted on the NASDAQ Capital Market was $0.6879 per ordinary share.

As of November 30, 2021, the aggregate market value of our outstanding ordinary shares held by non-affiliates  was  $15,465,844,  which  was  calculated based on 22,482,692 outstanding ordinary shares held by non-affiliates and on a price per share of $0.6879. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information - Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus. In this prospectus, the terms the “Company,” “we”, “us”, “SuperCom” and “our” mean SuperCom, Ltd. and its subsidiaries, unless otherwise indicated. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

Under this shelf process, we may sell the securities described in this prospectus, including the securities carried forward from the Prior Shelf Registration Statement, in one or more offerings up to a total price to the public of $10,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

The aggregate amount of securities that we may offer under the registration statement is $10,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. We are subject to the provisions of General Instruction I.B.5. of the General Instructions to Form F-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting ordinary shares held by non-affiliates of our company is less than $75,000,000, then the aggregate market value of securities sold by us or on our behalf on Form F-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting ordinary shares.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

SUPERCOM, LTD.

OVERVIEW

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-3 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on December 31, 2020, was NIS 3.215 per $1.00.

CORPORATE INFORMATION

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http:// www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 200 Park Avenue South, New York, New York.

RISK FACTORS

 An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption "Item 3D “Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	our ability to manage our growth profitably, our business, financial results and stock price could suffer;
•	purchase price allocation in connection with our acquisition of OTI’s SmartID division, Safend, Alvarion and Prevision requires estimates, which may be subject to change in the future;
•	our dependence on orders from large customers for a substantial portion of our revenues;

•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;
•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of COVID-19 pandemic on the global economy;
•	the impact of the political and security situation in Israel and in the U.S. on our business.
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees;

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2021. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2021
Actual
(in thousands)

Total debt(1)	$30,445
Ordinary shares, par value NIS 0.25 per share	1,862
Additional paid-in capital	96,089
Accumulated deficit	(87,598)
Total shareholders’ equity	10,353
Total capitalization	$40,798

(1)	Represents $1,909 thousand due under short-term loans and 28,538 thousand due under long-term loans.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the NASDAQ Capital Market (“NASDAQ”) under the symbol "SPCB" since September 17, 2013. Prior to that date, there was no public market for our ordinary shares. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. As of November 30, 2021, we had 27,078,904 ordinary shares issued and outstanding.

Annual Stock Information

The following table sets forth, for the periods indicated, the high and low closing prices of our ordinary shares on The NASDAQ Capital Market or the OTCQB, as applicable.

	$U.S.
	Price per Ordinary Share
Annual Data	High	Low
2021 (through November 30, 2021)	$2.95	$0.6879
2020	$3.09	$0.37
2019	$1.75	$0.59
2018	$3.92	$1.32
2017	$4.36	$2.17
2016	$5.25	$2.62
2015	$13.84	$4.46
2014	$13.78	$4.85
2013	$5.65	$0.30
2012	$0.85	$0.04

Quarterly Data
2021
Fourth quarter (through November 30, 2021)	$1.09	$0.6879
Third quarter	$1.43	$1.00
Second quarter	$1.76	$1.17
First quarter	$2.95	$1.00
2020
Fourth quarter	$1.10	$0.78
Third quarter	$1.05	$0.81
Second quarter	$1.04	$0.86
First quarter	$0.92	$0.33
2019
Fourth quarter	$0.80	$0.59
Third quarter	$1.24	$0.59
Second quarter	$1.49	$0.98
First quarter	$1.75	$1.38

Most Recent Six Months
November 2021 (through November 30, 2021)	$0.93	$0.67
October 2021	$1.30	$0.83
September 2021	$1.24	1.00
August 2021	$1.26	1.06
July 2021	$1.46	1.20
June 2021	$1.57	1.24
May 2021	$1.57	1.17

On November 30, 2021, the last reported sales price of our ordinary shares on the NASDAQ Capital Market was $0.6879 per share.

USE OF PROCEEDS

 Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development, or for potential acquisitions and to support commercial operations.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.25 per share, can be found in Item 10.B. of the Registration Statement on Form 20-F filed with the SEC on April 30, 2021.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Outstanding Warrants

On September 6, 2018 and October 26, 2018, through a two-stage closing process, the Company entered into a Senior Secured Credit Facility with affiliates of Fortress Investment Group LLC("Fortress") with an aggregate principal amount of up to $20,000,000 (the "Credit Facility").

In connection with the Credit Facility, the Investor received 25,000 warrants initially and an additional 75,000 warrants for amendments (the “Credit Facility Warrants”). The Credit Facility Warrants mature 7 years from the date of issuance, were set to be issued at a strike price at a premium to the then current market price.

As of December 31, 2020, the outstanding principal, including accrued interest, of the Credit Facility was $15,625 and the aggregate balance for these Subordinated Debt was $7,407.

On July 7, 2020, in connection with the Company's private placement consummated on such date, the Company issued 5-year warrants to purchase up to 2,370,000 of the Company's ordinary shares with an exercise price of $1.70 per share to certain institutional investors.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

 The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 13. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between SuperCom Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each4 series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of SuperCom Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 13. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	a fixed price or prices, which may be changed from time to time;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Foley Shechter Ablovatskiy LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Halperin Ilanit, Certified Public Accountant (Isr.), an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

 We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2020, filed with the SEC on April 30, 2021;
•
the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on September 12, 2013 under the Exchange Act and any amendment or report filed for the purpose of updating that description; and

•	our Report on Form 6-K filed with the SEC on November 30, 2021.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to SuperCom Ltd., 3 Rothschild Street, Tel-Aviv, Israel, Attn: Ordan Trabelsi, Chief Executive Officer, telephone number +972 (9) 889-0850. You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees(1)		$927.00
FINRA fees		*
Legal fees and expenses		*
Accountants fees and expenses		*
Miscellaneous		*
Total	$	*

(1) See “Calculation of Registration Fee” on the cover page of this registration statement.

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exculpation, Insurance and Indemnification of Directors and Officers

Exculpation of Office Holders

Under the Israeli Companies Law (“Companies Law”), an Israeli company may not exculpate an office holder from liability for breach of his duty of loyalty, but may exculpate in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles of Association allow us to exculpate our office holders from liability towards us for breach of duty of care to the maximum extent permitted by law.

Office Holder Insurance

Our Articles of Association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

•	a breach of duty of care towards us or any other person;

•	a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment;

•	a financial liability imposed on him or her in favor of another person; or

•	any other event for which insurance of an office holder is or may be permitted.

Indemnification of Office Holders

Our Articles of Association provide that we may indemnify an office holder for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder:

•
financial liability imposed upon said office holder in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law;

•	reasonable expenses of the proceedings, including lawyers’ fees, expended by the office holder or imposed on him by the court for:

(1)	proceedings issued against him by or on behalf of our company or by a third party;

(2)	criminal proceedings in which the office holder was acquitted;

(3)	criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or

(4)	any other liability or expense for which the indemnification of an officer holder is not precluded by law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders. In addition, we have granted indemnification letters to our office holders.

Limitations on Exculpation, Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

Required Approvals

In addition, under the Companies Law, any exculpation of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, an additional approval by our shareholders is required.

Item 9. Exhibits

Exhibit	Description
1.1**	Form of Underwriting Agreement.
1.2	Memorandum of Association of the Company. (1)
1.3	Articles of Association of the Company. (2)
2.1	Form of Stock Certificate representing ordinary shares. (3)
4.1	The SuperCom Ltd. 2003 Israeli Share Option Plan. (4)
4.2	The SuperCom Ltd. 2007 U.S. Stock Option Plan. (5)
4.3	Form of Indemnification Letter (Statement of Exemption and Indemnification). (6)
4.4**	Form of Indenture.
4.5**	Form of Debt Securities.
4.6**	Form of Warrant Agreement (including form of warrant certificate).
4.7**	Form of Subscription Rights Agreement.
4.8**	Form of Unit Agreement (including form of unit certificate).
4.9**	Form of Securities Purchase Agreement.
5.1*	Opinion of S. Friedman & Co, Israeli legal counsel to the registrant, re legality (including consent).
5.2*	Opinion of Foley Shechter Ablovatskiy LLP, U.S. legal counsel to the registrant (including consent).
23.1*	Consent of Halperin Ilanit CPA, independent registered public accounting firm.
23.2*	Consent of S. Freidman &Co, Israeli legal counsel to the registrant (included in Exhibit 5.1).
23.3*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page to this Registration Statement).
25.1***	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.
______________
*	Filed herewith.
**	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.
***	To be filed in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Filed as Exhibit 1.1 to the Company’s Registration Statement on Form F-1, registration number 333-189910, filed with the SEC on July 3, 2013, and incorporated herein by reference.

(2)	Filed as Exhibit 2 to the Company’s Report on Form 6-K filed with the SEC on August 22, 2013, and incorporated herein by reference.

(3)	Filed as Exhibit 2.1 to the Company’s Registration Statement on Form F-1, registration number 333-189810, filed with the SEC on July 3, 2013, and incorporated herein by reference.

(4)	Filed as Exhibit 4.2(a) to the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on May 9, 2012, and incorporated herein by reference.

(5)	Filed as Exhibit 4.2(b) to the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on May 9, 2012, and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1, registration number 333-189810, filed with the SEC on July 3, 2013, and incorporated herein by reference.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a)        to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)        that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)        to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)        that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)        that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on December 1, 2021.

SUPERCOM LTD.

By: /s/ Ordan Trabelsi
Name: Ordan Trabelsi
Title: Chief Executive Officer

By: /s/ Arie Trabelsi
Name: Arie Trabelsi
Title: Acting Chief Financial Officer (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Ordan Trabelsi or Arie Trabelsi, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Ordan Trabelsi	President, Chief Executive Officer and Director	December 1, 2021
Ordan Trabelsi

/s/ Arie Trabelsi	Acting Chief Financial Officer and	December 1, 2021
Arie Trabelsi	Director

/s/ Oren Raoul De Lange	Director	December 1, 2021
Oren Raoul De Lange

/s/ Shoshana Cohen Shapira	Director	December 1, 2021
Shoshana Cohen Shapira

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 1st day of December, 2021.

SUPERCOM INC.
Authorized U.S. Representative

By: /s/ Ordan Trabelsi
Ordan Trabelsi